Exhibit 99.1
Twilio Announces Third Quarter 2020 Results

•Third Quarter Total Revenue of $448.0 million, up 52%Year-Over-Year
•Third Quarter Total Revenue Dollar-Based Net Expansion Rate of 137%

SAN FRANCISCO--(BUSINESS WIRE)--October 26, 2020--Twilio (NYSE: TWLO), the leading cloud communications platform, today reported financial results for its third quarter ended September 30, 2020.
“Great digital engagement is becoming more critical to differentiate the customer experience, and companies across industries and around the world are choosing Twilio's customer engagement platform to build these solutions,” said Jeff Lawson, Twilio’s co-founder and CEO. “Our performance in the third quarter is further evidence that Twilio's platform provides three things that every company needs today — digital communications, software agility, and cloud scale.”
Third Quarter 2020 Financial Highlights
•Total revenue of $448.0 million for the third quarter of 2020, up 52% year-over-year.

•GAAP loss from operations of $112.3 million for the third quarter of 2020, compared to a loss of $94.7 million for the third quarter of 2019.

•Non-GAAP income from operations of $7.3 million for the third quarter of 2020, compared to a loss of $3.6 million for the third quarter of 2019.

•GAAP net loss per share attributable to common stockholders of $0.79 for the third quarter of 2020, based on 147.5 million weighted average shares outstanding, compared to the net loss per share of $0.64 for the third quarter of 2019.

•Non-GAAP diluted net income per share attributable to common stockholders of $0.04 based on 161.3 million non-GAAP weighted average shares outstanding, compared to the net income per share of $0.03 for the third quarter of 2019.
Key Metrics and Recent Business Highlights
•More than 208,000 Active Customer Accounts as of September 30, 2020, up 21% year-over-year.

•Dollar-Based Net Expansion Rate, calculated using total revenue, was 137% for the third quarter of 2020, compared to 132% for the third quarter of 2019.

•3,664 employees as of September 30, 2020.

•Welcomed Lybra Clemons as Chief Diversity, Inclusion and Belonging Officer.
•Welcomed Deloitte Digital to the Twilio Build program as a premier Global Systems Integrator.
•Signed a definitive agreement to acquire Segment, the market-leading customer data platform, accelerating Twilio's journey to build the world's leading customer engagement platform trusted by developers and companies globally.

•Completed a follow-on offering of Class A Common Stock at a price of $247.00 per share, which resulted in aggregate proceeds of $1.4 billion after deducting underwriting discounts and offering expenses. We intend to use the net proceeds for general corporate purposes, which may include acquisitions, refinancing or repayment of debt, capital expenditures, working capital and share repurchases.

Outlook
Twilio is initiating the following guidance for the fourth quarter ending December 31, 2020.

Q4 FY20 Guidance
Revenue (millions)	$450 - $455
Y/Y Growth	36% - 37%
Non-GAAP loss from operations (millions)	($15) - ($10)
Non-GAAP loss per share	($0.11) - ($0.08)
Non-GAAP basic shares outstanding (millions)	153

Conference Call Information
Twilio will host a conference call today, October 26, 2020, to discuss its third quarter 2020 financial results at 2:00 p.m. (PT) / 5:00 p.m. (ET). Investors and analysts should register for the call in advance by visiting http://www.directeventreg.com/registration/event/4895144. A live webcast of the conference call, as well as a replay of the call, will be available at https://investors.twilio.com. Following the completion of the call through 11:59 p.m. (ET) on November 2, 2020, a replay will be available by dialing (800) 585-8367 (United States) or +1 (416) 621-4642 (non-U.S.) and entering passcode 4895144.
Twilio intends to use its investor relations website, its Twitter feed (@twilio), and the Twitter feed of Twilio's Chief Executive Officer, Jeff Lawson (@jeffiel), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
About Twilio Inc.
Millions of developers around the world have used Twilio to unlock the magic of communications to improve any human experience. Twilio has democratized communications channels like voice, text, chat, video and email by virtualizing the world’s communications infrastructure through APIs that are simple enough for any developer to use, yet robust enough to power the world’s most demanding applications. By making communications a part of every software developer's toolkit, Twilio is enabling innovators across every industry — from emerging leaders to the world’s largest organizations — to reinvent how companies engage with their customers.
Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” "can," “will,” "would," “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” "forecasts," “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this press release include, but are not limited to, statements about: Twilio’s outlook for the quarter ending December 31, 2020, the impact on Twilio and its customers and partners related to COVID-19, Twilio’s expectations regarding its products and solutions, and Twilio's plans and timing to close the Segment acquisition, including the expected business benefits and financial impacts from the acquisition. You should not rely upon forward-looking statements as predictions of future events.
The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause Twilio’s actual results, performance, or achievements to differ materially from those described in the forward-looking statements, including, among other things: adverse changes in general economic or market conditions; changes in the market for communications; the impact of COVID-19 on Twilio and its customers and partners; Twilio’s ability to adapt its products to meet evolving market and customer demands and rapid technological change; Twilio’s ability to comply with modified or new industry standards, laws and regulations applying to its business; Twilio’s ability to generate sufficient revenues to achieve or sustain profitability; Twilio’s ability to retain customers and attract new customers; Twilio’s ability to effectively manage its growth; Twilio’s ability to compete effectively in an intensely competitive market; and Twilio’s ability to close the Segment acquisition in a timely manner or at all.
The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Twilio’s most recent filings with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended June 30, 2020 filed on August 4, 2020. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Twilio makes with the

Securities and Exchange Commission from time to time. Moreover, Twilio operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release.
Forward-looking statements represent Twilio’s management’s beliefs and assumptions only as of the date such statements are made. Twilio undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
Use of Non-GAAP Financial Measures
To provide investors and others with additional information regarding Twilio’s results, the following non-GAAP financial measures are disclosed:
Non-GAAP Gross Profit and Non-GAAP Gross Margin. For the periods presented, Twilio defines non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, adjusted to exclude, as applicable, certain expenses as presented in the table below.
Non-GAAP Operating Expenses. For the periods presented, Twilio defines non-GAAP operating expenses (including categories of operating expenses) as GAAP operating expenses (and categories of operating expenses) adjusted to exclude, as applicable, certain expenses as presented in the table below.
Non-GAAP Income from Operations and Non-GAAP Operating Margin. For the periods presented, Twilio defines non-GAAP income from operations and non-GAAP operating margin as GAAP loss from operations and GAAP operating margin, respectively, adjusted to exclude, as applicable, certain expenses as presented in the table below.
Non-GAAP Net Income Attributable to Common Stockholders and Non-GAAP Net Income Per Share Attributable to Common Stockholders, Basic and Diluted. For the periods presented, Twilio defines non-GAAP net income attributable to common stockholders and non-GAAP net income per share attributable to common stockholders, basic and diluted, as GAAP net loss attributable to common stockholders and GAAP net loss per share attributable to common stockholders, basic and diluted, respectively, adjusted to exclude, as applicable, certain expenses presented in the table below.
Twilio’s management uses the foregoing non-GAAP financial information, collectively, to evaluate its ongoing operations and for internal planning and forecasting purposes. Twilio’s management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance, facilitates period-to-period comparisons of results of operations, and assists in comparisons with other companies, many of which use similar non-GAAP financial information to supplement their GAAP results. Non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from similarly-titled non-GAAP measures used by other companies. Whenever Twilio uses a non-GAAP financial measure, a reconciliation is provided to the most closely applicable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
With respect to Twilio’s guidance as provided under “Outlook” above, Twilio has not reconciled its expectations as to non-GAAP income from operations to GAAP loss from operations or non-GAAP net income per share to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.
Operating Metrics
Twilio reviews a number of operating metrics to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions. These include the number of Active Customer Accounts and Dollar-Based Net Expansion Rate.
Number of Active Customer Accounts. Twilio believes that the number of Active Customer Accounts is an important indicator of the growth of its business, the market acceptance of its platform and future revenue trends. Twilio defines an Active Customer Account at the end of any period as an individual account, as identified by a unique account identifier, for which Twilio has recognized at least $5 of revenue in the last month of the period. Twilio believes that use of its platform by customers at or above the $5 per month threshold is a stronger indicator of potential future engagement than trial usage of its platform or usage at levels below $5 per month. A single organization may constitute multiple unique Active Customer Accounts if it has multiple account identifiers, each of which is treated as a separate Active Customer Account. Effective December 31, 2019, we round down the number of Active Customer Accounts to the nearest thousand.

Dollar-Based Net Expansion Rate. Twilio’s ability to drive growth and generate incremental revenue depends, in part, on the Company’s ability to maintain and grow its relationships with existing Active Customer Accounts and to increase their use of the platform. An important way in which Twilio has historically tracked performance in this area is by measuring the Dollar-Based Net Expansion Rate for Active Customer Accounts. Twilio’s Dollar-Based Net Expansion Rate increases when such Active Customer Accounts increase their usage of a product, extend their usage of a product to new applications or adopt a new product. Twilio’s Dollar-Based Net Expansion Rate decreases when such Active Customer Accounts cease or reduce their usage of a product or when the Company lowers usage prices on a product. As our customers grow their businesses and extend the use of our platform, they sometimes create multiple customer accounts with us for operational or other reasons. As such, when we identify a significant customer organization (defined as a single customer organization generating more than 1% of revenue in a quarterly reporting period) that has created a new Active Customer Account, this new Active Customer Account is tied to, and revenue from this new Active Customer Account is included with, the original Active Customer Account for the purposes of calculating this metric. Twilio believes that measuring Dollar-Based Net Expansion Rate provides a more meaningful indication of the performance of the Company’s efforts to increase revenue from existing customers.
For historical periods through December 31, 2019, Twilio’s Dollar-Based Net Expansion Rate compared the revenue from Active Customer Accounts, other than large Active Customer Accounts that have never entered into 12 month minimum revenue commitment contracts with the Company, in a quarter to the same quarter in the prior year. For reporting periods starting with the three months ended March 31, 2020, Twilio's Dollar-Based Net Expansion Rate compares the total revenue from all Active Customer Accounts in a quarter to the same quarter in the prior year. To calculate the Dollar-Based Net Expansion Rate, the Company first identifies the cohort of Active Customer Accounts that were Active Customer Accounts in the same quarter of the prior year. The Dollar-Based Net Expansion Rate is the quotient obtained by dividing the revenue generated from that cohort in a quarter, by the revenue generated from that same cohort in the corresponding quarter in the prior year. When Twilio calculates Dollar-Based Net Expansion Rate for periods longer than one quarter, it uses the average of the applicable quarterly Dollar-Based Net Expansion Rates for each of the quarters in such period. As a result of the change in calculation of Dollar-Based Net Expansion Rate, unless specifically identified as being calculated based on total revenue, any Dollar-Based Net Expansion Rates disclosed by our Company in SEC filings, press releases and presentations prior to the date of our press release for the three months ended March 31, 2020, will not be directly comparable to our Dollar-Based Net Expansion Rates going forward.

Source: Twilio Inc.

TWILIO INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,
	2020	2019
Revenue	$447,969	$295,066
Cost of revenue	217,095	136,904
Gross profit	230,874	158,162
Operating expenses:
Research and development	136,652	104,481
Sales and marketing	140,875	100,657
General and administrative	65,617	47,690
Total operating expenses	343,144	252,828
Loss from operations	(112,270)	(94,666)
Other (expenses) income, net	(3,996)	4,377
Loss before (provision) benefit for income taxes	(116,266)	(90,289)
(Provision) benefit for income taxes	(648)	2,555
Net loss attributable to common stockholders	$(116,914)	$(87,734)

Net loss per share attributable to common stockholders, basic and diluted	$(0.79)	$(0.64)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	147,501,075	136,400,739

TWILIO INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of	As of
	September 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$1,127,102	$253,660
Short-term marketable securities	2,171,602	1,599,033
Accounts receivable, net	203,835	154,067
Prepaid expenses and other current assets	66,481	54,571
Total current assets	3,569,020	2,061,331
Restricted cash	—	75
Property and equipment, net	173,279	141,256
Operating right-of-use asset	192,728	156,741
Intangible assets, net	404,422	460,849
Goodwill	2,291,616	2,296,784
Other long-term assets	92,637	33,480
Total assets	$6,723,702	$5,150,516

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$39,880	$39,099
Accrued expenses and other current liabilities	205,822	147,681
Deferred revenue and customer deposits	33,916	26,362
Operating lease liability, current	37,867	27,156
Finance lease liability, current	8,862	6,924
Total current liabilities	326,347	247,222
Operating lease liability, noncurrent	166,399	139,200
Finance lease liability, noncurrent	16,034	8,746
Convertible senior notes, net	432,697	458,190
Other long-term liabilities	19,957	17,747
Total liabilities	961,434	871,105
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	150	138
Additional paid-in capital	6,741,973	4,952,999
Accumulated other comprehensive income	10,585	5,086
Accumulated deficit	(990,440)	(678,812)
Total stockholders’ equity	5,762,268	4,279,411
Total liabilities and stockholders’ equity	$6,723,702	$5,150,516

TWILIO INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(311,628)	$(216,816)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	98,070	79,295
Non-cash reduction to the right-of-use asset	27,240	16,732
Net amortization of investment premium and discount	2,909	(4,163)
Amortization of debt discount and issuance costs	18,432	17,689
Stock-based compensation	237,822	197,332
Amortization of deferred commissions	8,556	2,875
Tax benefit related to release of valuation allowance	(716)	(55,999)
Allowance for credit losses	8,417	1,380
Value of donated common stock	12,430	—
Other adjustments	3,013	(274)
Changes in operating assets and liabilities:
Accounts receivable	(58,340)	(27,619)
Prepaid expenses and other current assets	(8,733)	(20,743)
Other long-term assets	(64,777)	(10,756)
Accounts payable	86	4,333
Accrued expenses and other current liabilities	59,594	33,826
Deferred revenue and customer deposits	7,799	3,043
Operating lease liabilities	(25,161)	(15,397)
Long-term liabilities	2,740	(2,714)
Net cash provided by operating activities	17,753	2,024
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired, and other related payments	(2,786)	146,957
Purchases of marketable securities and other investments	(1,465,158)	(1,769,125)
Proceeds from sales and maturities of marketable securities	892,365	475,260
Capitalized software development costs	(26,114)	(16,809)
Purchases of long-lived and intangible assets	(19,252)	(18,994)
Net cash used in investing activities	(620,945)	(1,182,711)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from a public offering, net of underwriting discount and issuance costs	1,408,317	979,150
Principal payments on debt and finance leases	(6,688)	(9,327)
Proceeds from exercises of stock options and shares issued under ESPP	79,157	40,354
Value of equity awards withheld for tax liabilities	(4,227)	(4,148)
Net cash provided by financing activities	1,476,559	1,006,029
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	873,367	(174,658)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	253,735	505,334
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —End of period	$1,127,102	$330,676

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended September 30,
	2020	2019
Gross profit	$230,874	$158,162
Non-GAAP adjustments:
Stock-based compensation	2,237	1,674
Amortization of acquired intangibles	12,540	12,549
Payroll taxes related to stock-based compensation	—	29
Non-GAAP gross profit	$245,651	$172,414
Non-GAAP gross margin	55%	58%

Research and development	$136,652	$104,481
Non-GAAP adjustments:
Stock-based compensation	(46,294)	(34,348)
Payroll taxes related to stock-based compensation	(2,827)	(1,272)
Non-GAAP research and development	$87,531	$68,861
Non-GAAP research and development as a % of revenue	20%	23%

Sales and marketing	$140,875	$100,657
Non-GAAP adjustments:
Stock-based compensation	(26,573)	(16,143)
Amortization of acquired intangibles	(7,876)	(7,322)
Payroll taxes related to stock-based compensation	(1,728)	(635)
Non-GAAP sales and marketing	$104,698	$76,557
Non-GAAP sales and marketing as a % of revenue	23%	26%

General and administrative	$65,617	$47,690
Non-GAAP adjustments:
Stock-based compensation	(14,306)	(16,103)
Amortization of acquired intangibles	(10)	(121)
Acquisition-related expenses	(791)	(371)
Charitable contributions	(5,757)	—
Payroll taxes related to stock-based compensation	1,376	(479)
Non-GAAP general and administrative	$46,129	$30,616
Non-GAAP general and administrative as a % of revenue	10%	10%

Loss from operations	$(112,270)	$(94,666)
Non-GAAP adjustments:
Stock-based compensation	89,410	68,268
Amortization of acquired intangibles	20,426	19,992
Acquisition-related expenses	791	371
Charitable contributions	5,757	—
Payroll taxes related to stock-based compensation	3,179	2,415
Non-GAAP income from operations	$7,293	$(3,620)
Non-GAAP operating margin	2%	(1)%

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended September 30,
	2020	2019
Net loss attributable to common stockholders	$(116,914)	$(87,734)
Non-GAAP adjustments:
Stock-based compensation	89,410	68,268
Amortization of acquired intangibles	20,426	19,992
Acquisition-related expenses	791	371
Charitable contributions	5,757	—
Payroll taxes related to stock-based compensation	3,179	2,415
Amortization of debt discount and issuance costs	6,076	6,007
Income tax benefit related to acquisition	(359)	(2,497)
Provision for income tax effects related to Non-GAAP adjustments **	(1,336)	(1,691)
Non-GAAP net income attributable to common stockholders	$7,030	$5,131
Non-GAAP net income attributable to common stockholders as a % of revenue	2%	2%

Net loss per share attributable to common stockholders, basic and diluted*	$(0.79)	$(0.64)
Non-GAAP adjustments:
Stock-based compensation	0.55	0.46
Amortization of acquired intangibles	0.13	0.13
Acquisition-related expenses	—	—
Charitable contributions	0.04	—
Payroll taxes related to stock-based compensation	0.02	0.02
Amortization of debt discount and issuance costs	0.04	0.04
Income tax benefit related to acquisition	—	(0.02)
Provision for income tax effects related to Non-GAAP adjustments **	(0.01)	(0.01)
Dilutive securities	0.06	0.05
Non-GAAP net income per share attributable to common stockholders, diluted	$0.04	$0.03

GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, basic	147,501,075	136,400,739

Effect of dilutive securities (stock options and restricted stock units)	13,798,963	13,558,751

Non-GAAP weighted-average shares used to compute Non-GAAP net income per share attributable to common stockholders, diluted	161,300,038	149,959,490

* Some columns may not add due to rounding

** Represents the tax effect of the non-GAAP adjustments based on the estimated annual effective tax rate of 25%

TWILIO INC.
Key Metrics
(Unaudited)

	Three Months Ended
	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019	Dec 31, 2019	Mar 31, 2020		Jun 30, 2020	Sep 30, 2020
Number of Active Customers (1) (as of period end date)	61,153	64,286	154,797	161,869	172,092	179,000	190,000		200,000	208,000

Dollar-Based Net Expansion Rate (2)	147%	150%	142%	141%	132%	125%	143%	(3)	132%	137%

Total Revenue	$168,895	$204,302	$233,139	$275,039	$295,066	$331,224	$364,868		$400,849	$447,969

Total Revenue Growth Rate, Year over Year	68%	77%	81%	86%	75%	62%	57%		46%	52%

(1) Effective December 31, 2019, we round down the number of active customer accounts to the nearest thousand. Commencing with the three month period ended March 31, 2019, Active Customer Accounts include the contribution from Twilio SendGrid customer accounts from February 1, 2019 (the date of the acquisition).

(2) As previously announced in our Annual Report on Form 10-K filed with the SEC on March 2, 2020, commencing with the three-month period ended March 31, 2020, we calculate our Dollar-Based Net Expansion Rate by comparing total revenue from a cohort of Active Customer Accounts in a period to the same period in the prior year (the "New DBNE Definition"). To facilitate comparison between the periods presented, Dollar-Based Net Expansion Rate as presented in the table above, has been calculated as if the New DBNE Definition had been in effect during that period. As a result of the New DBNE Definition, unless specifically identified as being calculated using total revenue, any Dollar-Based Net Expansion Rates disclosed by our Company in SEC filings, press releases and presentations prior to the date of our press release for the three months ended March 31, 2020, will not be directly comparable to our Dollar-Based Net Expansion Rates going forward. Commencing with the three month period ended March 31, 2020, Dollar-Based Net Expansion Rate includes the contribution from Twilio SendGrid from February 1, 2019 (the date of the acquisition).

(3) After adjusting for the extra month of revenue from Twilio SendGrid in January 2020, Dollar-Based Net Expansion Rate was 135%.

CONTACT:
Investor Contact:
Andrew Zilli
ir@Twilio.com

or

Media Contact:
Caitlin Epstein
press@Twilio.com